UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2024

NATIONAL BANKSHARES, INC.
(Exact name of Registrant as specified in its charter)

Virginia	0-15204	54-1375874
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Hubbard Street
Blacksburg, Virginia 24060
(Address of principal executive offices) (Zip Code)

(540) 951-6300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NKSH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
 ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2024, William A. Peery, a director of National Bankshares, Inc. (the “Company”) and The National Bank of Blacksburg (the “Bank”), a wholly-owned subsidiary of the Company, notified the Company and the Bank that he is retiring from the Boards of Directors of the Company and the Bank effective as of July 8, 2024. Mr. Peery is retiring to spend more time with his family and to pursue other interests. His retirement does not relate to any disagreement on matters relating to the Company’s or the Bank’s operations, policies or practices or any other matter.

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 10, 2024, the Company’s Board of Directors adopted an amendment to Article II, Section 2.2 of the Company’s Bylaws, effective immediately, to decrease the number of directors of the Company from 14 to 13. A copy of the Company’s Bylaws, as amended and restated, is attached as Exhibit 3.2 hereto and is incorporated herein by reference into this Item 5.03.

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

3.2	Amended and Restated Bylaws of National Bankshares, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL BANKSHARES, INC.

Date: July 10, 2024	By:	/s/ F. Brad Denardo
F. Brad Denardo
President and Chief Executive Officer

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